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                                                                    Exhibit 23.1



PRICEWATERHOUSECOOPERS [LOGO]
--------------------------------------------------------------------------------
                                                      PricewaterhouseCoopers ehf
                                                      Hofdabakki 9
                                                      113 Reykjavik
                                                      Iceland
                                                      Telephone +354-550 5300
                                                      Facsimile +354-550 5301

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1/A (No.333-31984) of our report dated March 8, 2000 relating to the consolidated financial statements of deCODE genetics, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.



PricewaterhouseCoopers ehf
Reykjavik Iceland
May 4, 2000


/s/ VALDIMAR GUDNASON                      /s/ VIGNIR R. GISLASON
------------------------------             -----------------------------
Valdimar Gudnason                          Vignir R. Gislason